KUTAK ROCK LLP

                                   SUITE 2100
                          PEACHTREE CENTER SOUTH TOWER
                           225 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30303-1731

                                  404-222-4800
                             FACSIMILE 404-222-4054

                                www.kutakrock.com

                                January 17, 2002


First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005-4297

         Re:      First Investors Multi-State Insured Tax Free Fund

Dear Sir/Madam:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                              Very truly yours,


                                              /s/ Kutak Rock